UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2013

DIAMONDBACK ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 West Texas Suite 1225 Midland, Texas	79701
(Address of principal executive offices)	(Zip code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On January 28, 2013, Diamondback E&P LLC (“Diamondback E&P”), a wholly-owned subsidiary of Diamondback Energy, Inc. (“Diamondback Energy”), entered into a Master Drilling Agreement (the “Drilling Agreement”) and a Master Field Services Agreement (the “Field Services Agreement” and, together with the Drilling Agreement, the “Services Agreements”), each effective as of January 1, 2013, with Bison Drilling and Field Services LLC (“Bison”). Under the Drilling Agreement, Bison committed to accept orders from Diamondback E&P for the use of two rigs for vertical wells owned by Bison and located in the Permian Basin of West Texas; provided, however, that Diamondback E&P may require from time-to-time, in its sole discretion, that one of the rigs be for horizontal wells. Under the Field Services Agreement, Diamondback E&P may order certain field services and/or purchase or lease goods, equipment or facilities from Bison, in each case to be defined in a separate order, in connection with the exploration for oil and natural gas, provided, however, that Diamondback E&P is not obligated to place, and Bison is not obligated to accept, orders for such services or goods. Each Services Agreement is terminable by either party on 30 days’ prior written notice, although neither party will be relieved of its respective obligations arising from a drilling contract or an accepted order, as the case may be, being performed prior to the termination of such Services Agreement. Bison had been performing drilling and field services for Diamondback Energy under prior master drilling and field services agreements, which have been replaced by the Services Agreements. Bison is owned by Gulfport Energy Corporation (“Gulfport”) and various entities controlled by Wexford Capital LP (“Wexford”). As of December 11, 2012, Gulfport and affiliates of Wexford beneficially owned approximately 21.4% and 44.4%, respectively, of Diamondback Energy’s outstanding common stock.

Further, on January 28, 2013, Diamondback E&P entered into an amendment to an existing employment agreement with each of Travis D. Stice, Diamondback Energy’s Chief Executive Officer, Teresa L. Dick, Diamondback Energy’s Senior Vice President and Chief Financial Officer, and Jeff White, Diamondback Energy’s Vice President—Operations. Each amendment provides that the annual base salary of such executive officer (which was a fixed amount in each existing employment agreement) can now be increased or decreased from time to time, but not decreased below the original base salary for such executive officer, by the compensation committee (the “Compensation Committee”) of Diamondback Energy’s Board of Directors. In addition, Mr. Stice’s employment agreement was amended to provide that he is eligible to receive a target annual bonus of 100% of his base salary upon achievement of his performance goals, that he will receive a minimum annual bonus of 66% of his base salary and that he will be eligible to receive an annual bonus of up to 133% of his base salary upon achievement of his performance goals. For 2013, the Compensation Committee set Mr. Stice’s base salary at $400,000. Each amendment was recommended and approved by the Compensation Committee.

The preceding summaries of the above-referenced agreements are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and the contents thereof are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit
10.1	Master Drilling Agreement, effective as of January 1, 2013, by and between Diamondback E&P LLC and Bison Drilling and Field Services LLC.

10.2	Master Field Services Agreement, effective as of January 1, 2013, by and between Diamondback E&P LLC and Bison Drilling and Field Services LLC.

10.3+	First Amendment effective as of January 1, 2013 to the Amended and Restated Employment Agreement dated as of August 20, 2012 by and between Travis Stice and Windsor Permian LLC, as subsequently assigned to Diamondback E&P LLC.

10.4+	First Amendment effective as of January 1, 2013 to the Amended and Restated Employment Agreement dated as of August 20, 2012 by and between Teresa Dick and Windsor Permian LLC, as subsequently assigned to Diamondback E&P LLC.

10.5+	First Amendment effective as of January 1, 2013 to the Amended and Restated Employment Agreement dated as of August 20, 2012 by and between Jeff White and Windsor Permian LLC, as subsequently assigned to Diamondback E&P LLC.

+	Management contract, compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date: January 31, 2013	By:	/s/ Teresa L. Dick
Teresa L. Dick
Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Exhibit
10.1	Master Drilling Agreement, effective as of January 1, 2013, by and between Diamondback E&P LLC and Bison Drilling and Field Services LLC.

10.2	Master Field Services Agreement, effective as of January 1, 2013, by and between Diamondback E&P LLC and Bison Drilling and Field Services LLC.

10.3+	First Amendment effective as of January 1, 2013 to the Amended and Restated Employment Agreement dated as of August 20, 2012 by and between Travis Stice and Windsor Permian LLC, as subsequently assigned to Diamondback E&P LLC.

10.4+	First Amendment effective as of January 1, 2013 to the Amended and Restated Employment Agreement dated as of August 20, 2012 by and between Teresa Dick and Windsor Permian LLC, as subsequently assigned to Diamondback E&P LLC.

10.5+	First Amendment effective as of January 1, 2013 to the Amended and Restated Employment Agreement dated as of August 20, 2012 by and between Jeff White and Windsor Permian LLC, as subsequently assigned to Diamondback E&P LLC.

+	Management contract, compensatory plan or arrangement.

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